Exhibit 99.(h)(13)

SIXTH AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT
BETWEEN
THE CREDIT SUISSE FUNDS LISTED ON SCHEDULE B
AND
STATE STREET BANK AND TRUST COMPANY

This Sixth Amendment (this “Amendment”) dated December 1, 2007 is between each of the Credit Suisse Funds listed on Schedule B to the Agreement as defined below, on behalf of itself for each of its portfolios, if any, listed on Schedule B, severally and not jointly (each a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, acting either directly or through its affiliates or subsidiaries (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated March 17, 2004 between the Funds and State Street, as otherwise amended, and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street both desire to amend the Agreement to provide for an additional Fund;

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.             Definitions.  All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.             Amendments.

(i)            The Agreement is hereby amended by deleting Schedule B thereto in its entirety and substituting the Schedule B attached to this Amendment in its place; thereby adding “Credit Suisse Asset Management Income Fund, Inc.”

3.             Miscellaneous.  Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified.  This Amendment shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

4.             Effective Date.  This Sixth Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

The CREDIT SUISSE FUNDS listed on Schedule B, severally and not jointly		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Pignataro	By:	/s/ Suzanne N. Lee

Name:	Michael A. Pignataro	Name:	Suzanne N. Lee

Title:	CFO	Title:	Sr. Managing Director

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Schedule B

Effective December 1, 2007

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 17th day of March 2004 between the CREDIT SUISSE FUNDS LISTED ON
SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and
STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

Company	Portfolio	Tax ID	Tax Year- End
Credit Suisse Emerging Markets Fund, Inc.	n/a	133762717	10/31
Credit Suisse Trust	International Focus Portfolio	137066581	12/31
	Emerging Markets Portfolio	133890449	12/31
	Large Cap Value Portfolio	137125856	12/31
	Global Small Cap Portfolio	133890452	12/31
	Mid Cap Core Portfolio	134042374	12/31
	Small Cap Core I Portfolio	133839332	12/31
	Blue Chip Portfolio	134181634	12/31
	Commodity Return Strategy Portfolio	11-3757399	12/31

Credit Suisse Institutional Fund, Inc.	International Focus Portfolio	510342100	10/31
	Asia Bond Portfolio	208572448	10/31

Credit Suisse International Focus Fund, Inc.	n/a	133908188	10/31

Credit Suisse Japan Equity Fund, Inc.	n/a	133859605	10/31

Credit Suisse Global Small Cap Fund, Inc.	n/a	133904202	10/31

Credit Suisse Global Fixed Income Fund, Inc.	n/a	133589438	10/31

Credit Suisse Small Cap Core Fund	n/a	133666127	10/31

Credit Suisse Large Cap Value Fund	n/a	133666126	10/31

Credit Suisse High Income Fund	n/a	134042415	10/31

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Credit Suisse Large Cap Blend Fund, Inc.	n/a	510380617	12/31

Credit Suisse Large Cap Growth Fund	n/a	521532243	10/31

Credit Suisse Mid-Cap Core Fund, Inc.	n/a	521549085	10/31

Credit Suisse Global High Yield Fund, Inc.	n/a	510342407	12/31

Credit Suisse Commodity Return Strategy Fund	n/a	061734448	10/31

Credit Suisse Absolute Return Fund	n/a	753214285	10/31

Credit Suisse High Yield Bond Fund	n/a	134009166	10/31

Credit Suisse Asset Management Income Fund, Inc.	n/a	232451535	12/31

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